EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT is entered into as of January 7, 2000 by and between MET-RX NUTRITION, INC., a Delaware corporation (the "Company"), and A. SCOTT CONNELLY, M.D. (the "Employee").

                                 R E C I T A L S

         The Company desires to employ the Employee, and the Employee desires to be employed by the Company, in accordance with the provisions contained in this Employment Agreement (the "Agreement").

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of each of the Company and the Employee contained in this Agreement, each of the Company and the Employee agrees as follows:

                                  I. EMPLOYMENT

         1.1 Employment. The Company employs the Employee and the Employee accepts such employment. Subject to the direction of the Board of Directors of the Company, the Employee shall serve as the Chief Technical Officer of the Company. The Employee shall have such responsibilities, perform such duties and exercise such power and authority as are inherent in, or incident to, the office of the Chief Technical Officer of the Company, which are coordinating and planning research for the Company's products and acting as a spokesperson for the Company's products in accordance with the Company's public relations plans. It is understood that the Employee shall have no management or administrative duties, except with respect to employment decisions relating to the Company's research and development and clinical sciences department in accordance with the Company's budget, and the Employee shall have reasonable flexibility with respect to the method, hours, location and any travel in connection with the performance of his duties hereunder. The Employee shall devote his full business time and attention and his best efforts to the performance of his duties as an employee of the Company.

         1.2 Permitted Business Activities. Without limiting the generality of the provisions of Section 6.1 hereof, during the term of this Agreement, the Employee will not engage in any other business activities for any direct or indirect remuneration without the prior written consent of the Company; provided, however, that subject to the prior written consent of the Company, the Employee may act as a director of any profit or nonprofit corporation if such activity is not inconsistent with the business of the Company; provided, further, that Employee may engage in passive personal investment activities not inconsistent with the provisions of Section 6.1 hereof; provided, further, that Employee may devote a minimal amount of time to (i) the operation of the Club MET-Rx (which includes a Cafe MET-Rx on its premises located at 140b East 17th Street, Costa Mesa, CA, provided, however, that if the club located at such premises is destroyed or condemned or the Employee is required to relocate the club because of the termination of the applicable lease, then one replacement club in Orange County, California that is substantially similar in size and appearance may be operated by the Employee in lieu of the current club), and
(ii) the manufacture of the portable blender or mixer bearing the Cafe MET-Rx trademark, provided that the sale of such blenders shall be made through the Company as the exclusive distributor therefor.

         1.3 Termination of Old Agreement. The Executive Employment Agreement effective January 1, 1999 by and between the Employee, the Company, MET-Rx Substrate Technology, Inc. and MET-Rx, USA, Inc. shall terminate on the date hereof be of no further force and effect, except with respect to the provision of Section 5 thereof which shall continue in full force and effect

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                                    II. TERM

         2.1 Term. Subject to the provisions of Article V hereof, the term of this Agreement shall be for a period of five (5) years commencing on January 7, 2000 and terminating on January 6, 2005 (the "Term"). Notwithstanding anything hereinto the contrary, the Employee shall have the right to terminate the Agreement on not less than sixty (60) days prior written notice to the Company effective on or after January 7, 2003.

                                III. COMPENSATION

         3.1 Salary. In payment for the obligations to be performed by the Employee during the Term, the Company shall pay to the Employee (subject to any applicable payroll and/or taxes required to be withheld) annual compensation ("Annual Compensation") equal to (i) a salary of Two Hundred Fifty Thousand Dollars ($250,000.00) in cash for the year commencing January 7, 2000; (ii) a salary of Five Hundred Thousand Dollars ($500,000.00) in cash per year for each of the years commencing January 7, 2001 and January 7, 2002; and (iii) a salary of Six Hundred Fifty Thousand Dollars ($650,000.00) in cash for each of the years commencing January 7, 2003 and January 7, 2004.

         3.2 Payment of Salary. Payments of salary shall be made to the Employee in installments from time to time on the same dates that payments of salary are generally made to all employees of the Company.

         3.3 Incentive Compensation. The Company shall pay the Employee an incentive compensation bonus in an amount up to thirty-seven and one-half percent (37-1/2%) of the Employee's Annual Compensation for each of the Company's fiscal years during the Term hereof based upon such criteria as are mutually determined by the Company and the Employee; provided, however, the incentive compensation bonus for the first two fiscal years hereunder shall be in an amount up to seventy-five percent (75%) of the Employee's Annual Compensation up to a maximum of Three Hundred Seventy-Five Thousand Dollars ($375,000.00) in the aggregate.

         3.4 Stock Options. Concurrently hereunder, the Company is issuing the Employee stock options pursuant to the 1993 Stock Incentive Plan of Rexall Sundown, Inc., a Florida corporation ("Rexall"). If such options are cancelled because Rexall's shareholders do not approve the amendment to such Plan at Rexall's February 2000 annual shareholder meeting or at another shareholder meeting on or before June 30, 2000, the Employee's Annual Compensation shall increase by One Hundred Fifty Thousand Dollars ($150,000.00) per year.

                           IV. CERTAIN FRINGE BENEFITS

         4.1 Generally. The Employee shall be entitled to reimbursement for reasonable business expenses incurred in connection with his employment including customer entertainment. The Company will also provide the Employee with a credit card for business travel and entertainment and all of Employee's air travel as an employee of the Company or its affiliates will be first claSection The Employee shall further be entitled to receive such benefits and to participate in such benefit plans as are generally provided from time to time by the Company to its senior executives; provided, however, that nothing contained in this Section 4.1 shall be construed to obligate the Company to provide any specific benefits to its senior executives or employees generally. Notwithstanding the foregoing, the Employee shall be entitled to the following benefits:

                  (a) the Company shall maintain, for the Employee's benefit, a membership in the Pacific Club and shall pay the monthly dues and assessments thereon and all reasonable business expenses of the Employee's business meals and entertainment at such club. At the conclusion of the Employee's employment with the Company, at the Employee's option, the Company shall transfer the membership in the Pacific Club to the Employee at the Company's original cost;

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                  (b) the Company shall reimburse the Employee for a full
executive physical examination on an annual basis through the University of California at Irvine or another provider of the Employee's choice at a cost not to exceed $3,000 per year;

                  (c) the Company shall reimburse the Employee for costs of estate, tax, and financial planning to an amount not exceeding $3,000 per year; and

                  (d) during the Term hereof, the Company will provide the Employee with the Company's products, which shall also include all products produced by any subsidiary of the Company, for his personal use at no charge and after the termination of this Agreement for any reason, the Employee shall be entitled to purchase the Company's products, which shall also include all products produced by any subsidiary of the Company, for his personal use at a cost equal to 63% of the standard list price of such products.

         4.2 Vacations. The Employee shall be entitled to four (4) weeks vacation time on an annual basis.

         4.3 No Relocation Required. The Employee shall not be required to relocate outside Orange County, California in the performance of his duties without his prior written consent, which consent may be withheld in the Employee's sole discretion. In addition, during the three (3) year period commencing on the date hereof, the Company will not close the Company's research and development and clinical sciences department or relocate it outside Orange County, California without the Employee's prior written consent, which may be withheld in the Employee's sole discretion.

         4.4 Term Life Insurance Policy. The Employee will be reimbursed for the premiums paid by the Employee in order to obtain a term life insurance policy with up to a $5,000,000 benefit; provided, however, that the Company shall not be required to pay aggregate premiums for any year in excess of $10,000. The Company acknowledges that if the Company is no longer required to reimburse the Employee for such premiums, the Employee shall be entitled, at his option and at his sole expense, to continue to maintain such term life insurance policy, subject to the provisions thereof.


                          V. TERMINATION OF EMPLOYMENT

         5.1 Certain Definitions. The following terms shall have the following respective meanings when utilized in this Agreement:

                  (a) "Acquisition of Control" shall mean:

                           (i) any person (including a Group), without the
approval of a majority of the Incumbent Directors, becoming the Beneficial Owner of, or acquiring the power to direct the exercise of voting power with respect to, directly or indirectly, securities which represent thirty percent (30%) or more of the combined voting power of Rexall's outstanding securities thereafter, whether or not some portion of such securities was owned by such person (or by any member of such Group) prior thereto; provided, however, that this provision shall not apply to acquisitions by a director, executive officer or their affiliates if such person had such status on January 7, 2000; or

                           (ii) the Incumbent Directors cease at any time to
constitute a majority of the Board of Directors, whether of (A) Rexall or (B) after any cash tender offer or exchange offer, merger, consolidation or other business combination, recapitalization of Rexall, sale, liquidation or dissolution (or adoption of a plan for liquidation or dissolution), or any combination of any or all of the foregoing transactions, including but not limited to a series of such transactions, any successor to Rexall; provided, however, an Acquisition of Control shall not be deemed to have occurred with respect to the Employee if the action of the Employee was voluntary and would

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have been sufficient, without the action of others, to constitute an Acquisition of Control.

                  (b) "Beneficial Owner" shall have the meaning provided in
Section 607.0901(1)(e) of the Florida Statutes.

                  (c) "Cause" shall mean any action by the Employee or any inaction by the Employee which constitutes:

                           (i) fraud, embezzlement, misappropriation, dishonesty
or breach of trust;

                           (ii) a felony of moral turpitude;

                           (iii) material breach or violation of any or all of
the covenants, agreements and obligations of the Employee set forth in this Agreement, other than as the result of the Employee's death or Disability;

                           (iv) a willful or knowing failure or refusal by the
Employee to perform any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Employee's death or Disability; or

                           (v) gross negligence by the Employee in the
performance of any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Employee's death or Disability;

                           ;provided, however, that if the basis for any
termination of the Employee's employment by the Company as set forth in the Termination Notice delivered by the Company to the Employee is any or all of the definitions of Cause set forth in Section 5.1(c)(iii), Section 5.1(c)(iv) or
Section 5.1(c)(v) of this Agreement, then, in such event, the Employee shall have thirty (30) days from and after the date of his receipt of such Termination Notice to cure the action or inaction specified therein to the reasonable satisfaction of the Company and if the Employee is in good faith actively attempting to cure such action or inaction, such thirty (30) day period shall be extended for an additional maximum thirty (30) day period.

                  (d) "Disability" shall mean any mental or physical illness, condition, disability or incapacity which prevents the Employee from reasonably discharging his duties and responsibilities as an officer of the Company. If any disagreement or dispute shall arise between the Company and the Employee as to whether the Employee suffers from any Disability, then, in any such event, the Employee shall submit to the physical or mental examination of a physician licensed under the laws of the State of California, who shall be mutually selected by the Company and the Employee, and such physician shall make the determination of whether the Employee suffers from any Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon each of the Company and the Employee. The entire cost of any such examination, which shall take place in Los Angeles or Orange County, California shall be borne solely by the Company.

                  (e) "Group" shall mean any combination of persons knowingly participating in a joint activity or interdependent consciously parallel action toward a common goal, whether or not pursuant to an express contract; provided, however, that actions taken by a director of the Company acting as such shall not alone constitute membership in a Group.

                  (f) "Incumbent Director" shall mean any director of Rexall serving at January 7, 2000 or one elected thereafter if nominated or approved by at least two-thirds of the then Incumbent Directors.

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                  (g) "Protracted Disability" shall mean any Disability which prevents the Employee from reasonably discharging his duties and responsibilities as an officer of the Company for a period of six (6) consecutive months.

                  (h) "Termination Date" shall mean a specific date not less than ten (10) nor more than thirty (30) days from and after the date of any Termination Notice upon which the Employee's employment by the Company shall be terminated in accordance with the provisions of this Agreement.

                  (i) "Termination Notice" shall mean a written notice which (i) sets forth the specific provision of this Agreement relied upon to terminate the Employee's employment by the Company, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide the basis for the termination of the Employee's employment by the Company pursuant to the specific provision of this Agreement relied upon therein and (iii) sets forth a Termination Date.

         5.2 Termination of Employment.

                  (a) Notwithstanding the provisions of Article II hereof, this Agreement (i) shall be automatically terminated upon the death of the Employee pursuant to the provisions of Section 5.3 hereof, (ii) may be terminated at any time by the Company pursuant to the provisions of Section 5.4 or 5.5 hereof and
(iii) may be terminated by the Employee pursuant to the provisions of Section
5.6 hereof.

                  (b) If either the Company or the Employee shall desire to terminate the Employee's employment by the Company pursuant to any of the provisions of Sections 5.4, 5.5 or 5.6 hereof, then the party causing any such termination shall give to the other party a Termination Notice.

                  (c) If this Agreement shall be terminated pursuant to any of the provisions of this Article V, the Company shall be discharged from all of its obligations to the Employee hereunder upon its payment to the Employee of the required amount set forth in the section of this Article V pursuant to which such termination shall occur.

         5.3 Death of Employee. If at any time during the Term the Employee shall die, then the employment of the Employee by the Company shall automatically terminate on the date of the Employee's death. In such event, not more than thirty (30) days from and after the date of the Employee's death, the Company shall pay to the Employee's estate or heirs, as the case may be, an amount in cash equal to the Employee's Annual Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) determined as of the date of the Employee's death.

         5.4 Disability of Employee.

                  (a) If at any time during the Term the Employee shall suffer any Disability, then the Company shall be obligated to continue to pay in the ordinary and normal course of its business to the Employee or his legal representatives, as the case may be, the Employee's Annual Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) from the date that the Employee shall first suffer any such Disability to the date that the Employee's employment by the Company shall be terminated pursuant to any of the provisions of this Agreement.

                  (b) If the Employee shall suffer any Protracted Disability during the Term, then the Company may terminate this Agreement. In such event, in addition to any other benefits which may have been provided by the Company to the Employee or his legal representatives, as the case may be, pursuant to the provisions of Section 5.4(a) hereof, not later than thirty (30) days after the Termination Date specified in the Termination Notice, the Company shall pay to the Employee or his legal representatives, as the case may be, an amount in cash equal to the Employee's Annual Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) determined as of the Termination Date. Subsequent to such Termination Date, the Employee or his legal representatives, as the case may be, shall also be entitled to receive any

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benefits which may be payable under any disability insurance policy or disability plan provided by the Company.

         5.5  Termination of Employment by Company.

                  (a) The Company may terminate this Agreement at any time with Cause. In such event, the Company shall be obligated to continue to pay in the ordinary and normal course of its business to the Employee his Annual Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) until the Termination Date.

                  (b) The Company may terminate this Agreement at any time without Cause. If the Company shall terminate the employment of the Employee by the Company without Cause, and not pursuant to any other provision of this Agreement, the Company shall continue to pay to the Employee the Employee's Annual Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) for a period of three (3) years from the date of termination if such termination takes place prior to January 7, 2002 and if such termination takes place on or after January 7, 2002, the Company shall continue to pay the Employee the Employee's Annual Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) for the balance of the Term hereof; provided, however, in no event shall such payments be made for less than eighteen (18) months as long as the non-competition provisions of Section 6.1 hereof remain in full force and effect.

         5.6 Change in Control. Notwithstanding any other provisions of Sections
5.1 through 5.5 hereof, if (i) there is an Acquisition of Control and, (ii) at any time within three (3) months prior to such Acquisition of Control or at any time within one (1) year thereafter, either (A) the Employee for any reason terminates his employment with the Company, or (B) the Employee's employment is terminated without Cause, then the Employee shall have the option, but not the obligation, of being paid in cash an amount equal to one (1) times his Annual Compensation for the then current fiscal year of the Company (amounts due under this Section 5.6 are referred to as the "Payment"). If the Employee opts to receive the Payment under this Section 5.6, whether his employment is terminated by the Company or by himself, the provisions of Section 6.1(b) hereof shall be of no further force or effect. Subject to the provisions of Section 5.8 hereof, the Payment shall be made not later than three (3) months after the Employee gives notice to the Company in the form of a Termination Notice of his election under this Section 5.6.

         5.7 Sale of the Company. Notwithstanding anything to the contrary herein, (i) if there is a sale of all or substantially all of the outstanding stock of the Company to a third party not affiliated with the Company or a sale of all or substantially all of the assets of the Company to a third party not affiliated with the Company and (ii) at any time within three (3) months prior to such sale or at any time within one (1) year thereafter, either (A) the Employee for any reason terminates his employment with the Company, or (B) the Employee's employment is terminated without Cause, then the Employee shall have the option, but not the obligation, of being paid in cash an amount equal to his Annual Compensation for the period of the applicable non-competition term pursuant to Section 6.1(b) hereof. Subject to the provisions of Section 5.8 hereof, the Payment shall be made not later than three (3) months after the Employee gives notice to the Company in the form of a Termination Notice of his election under this Section 5.7.

         5.8 Payments. Notwithstanding anything in the foregoing to the contrary, if any of the payments provided for in this Agreement, together with any other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code), the payments pursuant to this Agreement shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed in Section 4999 of the Internal Revenue Code; provided, however, that the Employee shall have the absolute discretion to direct the Company to pay any amount which shall be payable to him pursuant to
Section 5.6 hereof in such equal annual installments as the Employee may direct, with the first such installment payable when such amount would otherwise have been payable; and further provided that the Employee shall have the absolute discretion to allocate any reductions required by this Section 5.8 from amounts

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due him under Section 5.6 hereof. The Company shall be obligated to comply with any directions given to it by the Employee pursuant to the preceding sentence. If any senior executive with Rexall enters into a provision more favorable than that contained in this Section 5.8 with respect to the potential tax consequences of a "parachute payment," then, at the Employee's election, this
Section 5.8 shall be amended to provide for the terms and conditions of such provision.

         VI. CERTAIN RESTRICTIONS ON THE EMPLOYEE; ASSIGNMENT OF RIGHTS

         6.1 Certain Restrictions. The Employee covenants and agrees with the Company as follows:

                  (a) He shall not at any time, directly and indirectly, for himself or any other person, firm, corporation, partnership, association or other entity which competes in any manner with the Company or any of its subsidiaries or affiliates in the United States of America or its territories or possessions (collectively, the "Territory"), attempt to employ, employ or enter into any contractual arrangement for employment with, any employee or former employee of the Company or any of its subsidiaries or affiliates, unless such former employee shall not have been employed by the Company or any of its subsidiaries or affiliates for a period of at least one (1) year.

                  (b) He shall not, during the term of this Agreement, and for a period the longer of (i) three (3) years from the date hereof, or (ii) eighteen
(18) months from and after the date of termination of this Agreement, directly or indirectly, (A) acquire or own in any manner any interest in, or loan any amount to, any person, firm, partnership, corporation, association or other entity which competes in any manner with the Company or any of its subsidiaries or affiliates in the Territory, (B) be employed by or serve as an employee, agent, officer, director of, or as a consultant to, any person, firm, partnership, corporation, association or other entity, other than the Company and its subsidiaries and affiliates, which competes in any manner with any of the Company or its subsidiaries or affiliates in the Territory, or (C) compete in any manner with the Company or its subsidiaries or affiliates in the Territory. The foregoing provisions of this Section 6.1(b) shall not prevent the Employee from acquiring or owning not more than five percent (5%) of the equity securities of any entity whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market.

                  (c) He shall not at any time disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity, any confidential information relating to the Company or any of its subsidiaries or affiliates, including, without limitation, any information concerning the financial condition, assets, personnel, procedures, techniques, products, customers, sources of leads and methods of obtaining new business or the methods generally of doing and operating the respective businesses of the Company and its subsidiaries and affiliates, trade secrets, product ideas, processes, techniques, formulas, know-how, marketing plans and strategies, except to the extent that such information is (i) at the time of the disclosure, use or dealing is generally available to the public by publication or otherwise through no breach of any obligation herein occasioned by any act or omission on the part of the Employee; (ii) the Employee can show was in his possession prior to disclosure by him and was not acquired directly or indirectly from the Company;
(iii) now or in the future is independently made available to the recipient by or through a third party as a matter of right and without restrictions; or (iv) a matter of public knowledge or is required to be disclosed by law or judicial or administrative proceSection

                  (d) He shall return all Company documents to the Company upon the termination of his employment by the Company.

         6.2 Injunction. It is recognized and acknowledged by each of the Company and the Employee that a breach or violation by the Employee of any or all of his covenants and agreements contained in Section 6.1 hereof will cause irreparable harm and damage to the Company and its subsidiaries and affiliates in a monetary amount which would be virtually impossible to ascertain. As a result, the Employee recognizes and acknowledges that the Company and its subsidiaries and affiliates shall be entitled to a temporary restraining order and/or injunction from any court of competent jurisdiction enjoining and

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restraining any breach or violation by the Employee and/or his affiliates, employees, associates, partners or agents, either directly or indirectly, of any or all of the Employee's covenants and agreements contained in Section 6.1 hereof. Such right to a temporary restraining order and/or injunction shall be cumulative and in addition to whatever other rights or remedies the Company and its subsidiaries and affiliates may possess hereunder, at law or in equity. Nothing contained in this Agreement shall be construed to prevent the Company and its subsidiaries and affiliates from seeking and recovering from the Employee damages suffered by any or all of them as a result of any breach or violation by the Employee and/or his affiliates, employees, associates, partners or agents of any or all of the Employee's covenants and agreements contained in this Agreement.

         6.3 Reduction in Scope. In the event that any of the covenants and agreements of the Employee contained in Section 6.1 hereof shall be held invalid or unenforceable by a court of competent jurisdiction because of its duration or geographic area, then, in any such event, such covenant or agreement shall be reduced by such court in duration or geographical area or both to such extent as to make it valid and enforceable in the jurisdiction where such court is located, and in all other respects it shall remain in full force and effect.

         6.4 Assignment of Rights. The Employee will promptly and fully disclose all Company Property (as hereinafter defined) to the Company. The Employee hereby assigns and agrees to assign to the Company his full right, title, and interest to all Company Property. The Employee agrees to execute any and all applications for domestic and foreign patents copyrights, or other proprietary rights and do such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Company Property to the Company and to permit the Company to enforce any patents, copyrights, or other proprietary rights in the Company Property. The Employee will not charge the Company for his time spent in complying with these obligations. All copyrightable works that the Employee creates that are Company Property shall be considered "works made for hire." Any assignments of Company Property required pursuant to this Section 6.4 shall be the sole expense of the Company; provided, however, that the Company will reimburse the Employee for any reasonable out-of-pocket expenses incurred by the Employee that would have been incurred by the Company (but for the failure of the Employee to make an earlier assignment to the Company) to develop such Company Property and/or to obtain any patents or other governmental registrations. If the Employee is required by the Company to perform any substantial services under this Section 6.4 following the termination of his employment, then to the extent that the number of days that the Employee is required to perform such services is greater than 30 days, then the Employee shall be entitled to reasonable compensation for the services provided on any days other than such 30 days. For the purposes of this Agreement, "Company Property" means developments, methods of doing business, compositions, works, concepts, and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed, or reduced to writing or practice by the Employee (whether alone or with other, and whether or not during normal business hours or on or off the Company's premises) during the Employee's employment by the Company that relate to either the services provided by, business of, or any prospective activity of, the Company known to the Employee as a result of his employment.

                              VII. INDEMNIFICATION

         7.1 Indemnification. The Company shall, to the maximum extent permitted by law, indemnify and hold the Employee harmless from and against any expenses, including, reasonable attorney's fees, judgments, fines, settlements and other amount actually and reasonably incurred in connection with any proceeding arising out of, or related to, the Employee's employment with, or services for, the Company after the date hereof. The Company shall advance to the Employee any expenses, including attorneys' fee and costs of settlement, incurred in defending any such proceeding to the maximum extent permitted by law. Notwithstanding any provision in this Agreement to the contrary, the provisions of this Section 7.1 shall survive any termination of this Agreement. In addition, the parties hereto agree that Krane & Smith may continue to represent both the Employee in his dealings with the Company and the Company involving third parties (including existing matters and new matters) as the Board of

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Directors of the Company may determine, notwithstanding any actual or potential conflicts of interest by and between the Company and the Employee. In connection therewith, the Company and its shareholders shall execute and deliver a conflict of interest letter in the form of Exhibit A attached hereto.

                               VIII. MISCELLANEOUS

         8.1 Prevailing Party. If any litigation shall arise between the Company and the Employee based, in whole or in part, upon this Agreement or any or all of the provisions contained herein, the prevailing party in any such litigation shall be entitled to recover from the non-prevailing party, and shall be awarded by a court of competent jurisdiction, any and all reasonable fees and disbursements of trial and appellate counsel paid, incurred or suffered by such prevailing party as the result of, arising from, or in connection with, any such litigation.

         8.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without application of any conflicts of laws principles. All disputes, suits, civil actions or other proceedings arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of (i) any obligation under the Employment Agreement (ii) any of the transactions contemplated hereby, (iii) Employee's employment by the Company, or (iv) the guaranty described in Section 8.10 hereof (a "Suit") shall be resolved in the California Superior Court for Orange County California in an action conducted in accordance with the provisions of the Alternative Dispute Resolution Method set forth on Exhibit "A" hereto. Notwithstanding anything to the contrary in this Agreement, this provision shall survive any termination of this Agreement. Each of the parties hereto and Rexall hereby irrevocably submits to the jurisdiction and venue of such court for the purposes of any Suit. Each of the parties hereto and Rexall hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to the jurisdiction of the above court, that such Suit is brought in an inconvenient forum, or that the venue of such Suit is improper. In any such litigation, the parties hereto and Rexall each consent to service of process by any means authorized by California or Federal law or as otherwise agreed in writing between the parties.

         8.3 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Employee with respect to the subject matter hereof and supersedes all prior negotiations, agreements, understandings and arrangements, both oral and written, between the Company and the Employee with respect to such subject matter. This Agreement may not be modified in any way, except by a written instrument executed by each of the Company and the Employee.

         8.4 Notices. Any and all notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, sent by a recognized overnight carrier such as Federal Express or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

         If to the Company:         Met-Rx Nutrition, Inc.
                                    6111 Broken Sound Parkway, N.W.
                                    Boca Raton, FL 33487
                                    Attn:  Richard Werber,
                                    Vice President and General Counsel
                                    Telecopy:  561-999-4729

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

         If to the Employee:        17861 Von Karmen Avenue
                                    Irvine, California 92614

         with a copy to:            Krane & Smith
                                    16255 Ventura Boulevard
                                    Encino, CA  91436
                                    Attn:  Samuel Krane, Esq.
                                    Telecopy:  818-382-4001

or to such other address as either party may from time to time give written notice of to the other.

         8.5 Benefits; Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, each of the Company and the Employee and their respective heirs, personal representatives, legal representatives, successors and assigns.

         8.6 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. Except as is otherwise provided in Section 6.3 hereof, if any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, then, in any such event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

         8.7 Waivers. The waiver by either party of a breach or violation of any term or provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation of any provision of this Agreement nor of any other right or remedy.

         8.8 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement.

         8.9 Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to be the one and the same instrument.

         8.10 Guaranty Rexall will guaranty the obligations of the Company herewith pursuant to the terms of the Guaranty attached hereto as Exhibit B.

         IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of the date first above written.

                              MET-RX NUTRITION, INC.


                              By: /s/ Richard P. Goudis
                              -------------------------
                                  Name:  Richard P. Goudis
                                  Title:  V.P. Finance

                              REXALL SUNDOWN, INC., as to Sections 8.2 and 8.10 hereof only

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


                              By: /s/ Damon DeSantis
                              ----------------------
                                  Name:  Damon DeSantis,
                                  Title:  President and CEO


                              /s/ A. Scott Connelly, M.D
                              --------------------------
                              A. SCOTT CONNELLY, M.D.






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